Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG CO-HOSTS HONG KONG EXHIBITION OF WORKS BY FAMED ARTIST

ZHONG ZHENGCHUAN

Selected Artworks Recently Listed for US$3 Million on Takung’s Shared Art Trading Platform

Hong Kong, December 16, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today said that, on December 3, its Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd subsidiary co-hosted the Academic Exhibition of Chinese Ink and Wash Paintings, featuring 20 portfolios by famed Malaysian artist Mr. Zhong Zhengchuan. (VR Tour of Exhibition at takungart.com)

The exhibition, also hosted by Zheng He Duo Yun Xuan Art Gallery and by Malaysia Chinese Ink and Wash Paintings Association, was initiated by Takung in order to both present Mr. Zhong’s paintings to collectors of traditional Chinese art in Hong Kong, as well as to foster a greater appreciation of Chinese art and culture developed in Malaysia.

Mr. Zhong’s ink and wash paintings have been acclaimed for their combination of Chinese and Southeast Asian motifs and lush depiction of landscapes, gardens and birds. On December 1, his seven portfolios of 24 paintings introduced on Takung’s shared art ownership trading platform commanded initial cumulative listing prices totaling US$3 million, or 80 percent of the US$3.8 million in total listing prices for all artworks introduced that day.

Born and raised in Malaysia, Mr. Zhong’s paintings have been collected by many of Asia’s leading art venues including the Malaysia National Museum of Art and Malaysian National Guest House, the Chinese Art Research Institute, Qi Baishi Memorial Hall, Zhang Daqian Memorial Hall, the Korea Culture and Art Museum, the National Education Museum of Taiwan as well as by several Asian heads of state, dignitaries and ambassadors.

“We are very proud to help host this exhibition of one of the world’s greatest creators of Chinese ink and wash paintings,” said Takung chief executive Mr. Di Xiao. “Not only do these magnificent artworks represent the high standards we set for inclusion on the Takung trading platform, they also embody some of the finest aspects of Chinese and Malaysian culture and help introduce these values to other peoples throughout the world.”

Mr. Xiao said Takung plans to continue to introduce other artists whose work is traded on its trading platform, by participating in art exhibitions in Hong Kong, the U.S., and other nations.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

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Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.